UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2007 (October 29, 2007)

Vanguard Natural Resources, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485

Houston, Texas 77063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

General. As previously reported in a Form 8-K filed on October 24, 2007 with the Securities and Exchange Commission (the “Commission”), Vanguard Natural Resources, LLC (the “Company”) entered into an underwriting agreement on October 23, 2007 (the “Underwriting Agreement”) with Ariana Energy, LLC (“Ariana”), Trust Energy Company, LLC (“TEC”), Vanguard Natural Gas, LLC (“VNG”), VNR Holdings, LLC (“VNR Holdings”) and Citigroup Global Markets Inc., Lehman Brothers Inc., A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC, Jefferies & Company, Inc. and BNP Paribas Securities Corp. (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering (the “Offering”) of 5,250,000 common units representing limited liability company interests in the Company (“Common Units”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 750,000 Common Units to cover over-allotments, if any, on the same terms as those Common Units sold by the Company.

The Offering was consummated on October 29, 2007. The proceeds (net of underwriting discounts) received by the Company were approximately $92.8 million. As described in the Company’s final prospectus (the “Prospectus”) dated October 23, 2007 (File No. 333-142363) and filed on October 24, 2007 with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), the Company has or will use the net proceeds of the Offering to: (i) repay approximately $80.2 million of indebtedness outstanding under the Company’s reserve-based credit facility; (ii) pay approximately $4.3 million of accrued and unpaid distributions to the Company’s unitholders under the Company’s limited liability company agreement; (iii) pay approximately $1.0 million of remaining expenses associated with the Offering; and (iv) pay approximately $7.3 million in deferred swap payments to the Company’s swap counterparties related to resetting the Company’s 2007, 2008 and 2009 natural gas swap contracts at higher prices in May 2007.

Omnibus Agreement. On October 29, 2007, in connection with the closing of the Offering, the Company, Ariana, TEC, VNG and Majeed S. Nami entered into an omnibus agreement (the “Omnibus Agreement”), pursuant to which Majeed S. Nami will indemnify the Company, Ariana, TEC and VNG after the closing of the Offering against certain liabilities. A description of the Omnibus Agreement is contained in the section entitled “Certain Relationships and Related Party Transactions—Omnibus Agreement” of the Prospectus and is incorporated herein by reference. A copy of the Omnibus Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As described in the Prospectus, on October 29, 2007, the Company amended and restated its Limited Liability Company Agreement (the “Amended LLC Agreement”) in connection with the closing of the Offering. A description of the Amended LLC Agreement is contained in the section entitled “The Limited Liability Company Agreement” of the Prospectus and is incorporated herein by reference. A copy of the Amended LLC Agreement as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 3.1	Second Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC.

Exhibit 10.1	Omnibus Agreement, dated October 29, 2007, among Majeed S. Nami, Vanguard Natural Resources, LLC, Vanguard Natural Gas, LLC, Ariana Energy, LLC and Trust Energy Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
November 2, 2007

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 3.1	Second Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC.

Exhibit 10.1	Omnibus Agreement, dated October 29, 2007, among Majeed S. Nami, Vanguard Natural Resources, LLC, Vanguard Natural Gas, LLC, Ariana Energy, LLC and Trust Energy Company, LLC.